                                                                      Exhibit 11

                          NU HORIZONS ELECTRONICS CORP.
                                   EXHIBIT 11
                                   __________



                                             FOR THE YEAR ENDED
                                             ------------------

                                    February      February      February
                                    28, 2002      28, 2001      29, 2000
                                    --------      --------      --------

BASIC EARNINGS:
--------------

Net income                         $ 2,219,676   $35,352,085   $11,698,786
                                   ===========   ===========   ===========

Weighted average number
of common shares outstanding        16,574,911    16,213,084    13,511,345
                                   ===========   ===========   ===========

Basic earnings per common share    $        13   $      2.18   $        87
                                   ===========   ===========   ===========

DILUTED EARNINGS:
----------------

Net income                         $ 2,219,676   $35,352,085   $11,698,786

Net (after tax) interest expense
related to convertible debt                 --            --       332,296
                                   -----------   -----------   -----------

Net income as adjusted             $ 2,219,676   $35,352,085   $12,031,082
                                   ===========   ===========   ===========

SHARES:

Weighted average number of
common shares outstanding           16,574,911    16,213,084    13,511,345

Stock options                          855,421     1,532,991     2,988,906

Assuming conversion of
convertible debt                            --            --     1,047,538
                                   -----------   -----------   -----------

Weighted average number
of common shares outstanding
as adjusted                         17,430,332    17,746,075    17,547,789
                                   ===========   ===========   ===========

DILUTED EARNINGS PER
COMMON SHARE                       $        13   $      1.99   $        67
                                   ===========   ===========   ===========